UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 19, 2007
(Date of earliest event reported)

GSAA Home Equity Trust 2006-S1
(Exact name of issuing entity as specified in its charter)

GS Mortgage Securities Corp.
(Exact name of depositor as specified in its charter)

Goldman Sachs Mortgage Company
(Exact name of sponsor as specified in its charter)

Delaware	333-132809-43	13-3387389
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

85 Broad Street, New York, New York		10004
(Address of Principal Executive Office)		(Zip Code)

Registrant’s telephone number, including area code:  (212) 902-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                           Entry into a Material Definitive Agreement.

Amendment No. 1 dated as of October 19, 2007 to the Pooling and Servicing Agreement, dated as of December 1, 2006, among the GS Mortgage Securities Corp., as depositor, Ocwen Loan Servicing, LLC, as a servicer, Avelo Mortgage, L.L.C., as a servicer, Home Loan Services, Inc., as a servicer, Wells Fargo Bank, National Association, as master servicer, U.S. Bank National Association, as a custodian and Deutsche Bank National Trust Company, as trustee.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits:

4.1.           Amendment No. 1 dated as of October 19, 2007 to the Pooling and Servicing Agreement, dated as of December 1, 2006, among the GS Mortgage Securities Corp., as depositor, Ocwen Loan Servicing, LLC, as a servicer, Avelo Mortgage, L.L.C., as a servicer, Home Loan Services, Inc., as a servicer, Wells Fargo Bank, National Association, as master servicer, U.S. Bank National Association, as a custodian and Deutsche Bank National Trust Company, as trustee.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GS MORTGAGE SECURITIES CORP.

By:	/s/ Michelle Gill
Name:	Michelle Gill
Title:	Vice President

Dated: October 22, 2007